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                                                               EXHIBIT 18.1


                        OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

                                  MARCH 18, 1996

1. THE PLAN. This Plan is the written multiple class plan for each of the open-end management investment companies (individually the "Fund" and collectively the "Funds") named on Exhibit A hereto, which exhibit may be revised from time to time, for OppenheimerFunds Distributor, Inc. (the "Distributor"), the general distributor of shares of the Funds and for OppenheimerFunds, Inc. (the "Advisor"), the investment advisor ofthe Funds. In instances where such investment companies issueshares representing interests in different portfolios ("Series"), the term "Fund" and "Funds" shall separately refer to each Series. It is the written plan contemplated by Rule 18f-3 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act"),pursuant to which the Funds may issue multiple classes of shares. The terms and provisions of this Plan shall be interpreted and defined in a manner consistent with the provisions and definitions contained in the Rule.

2. SIMILARITIES AND DIFFERENCES AMONG CLASSES. Each Fund offering shares of more than one class agrees that each class of that Fund:

(1)(i) shall have a separate service plan or distribution and service plan ("12b-1 Plan"), and shall pay all of the expenses incurred pursuant to that arrangement; and (ii) may pay a different share of expenses ("Class Expenses") if such expenses

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are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than that of other classes. Class Expenses are those expenses specifically attributable to the particular class of shares, namely (a) 12b-1 Plan fees, (b) transfer and shareholder servicing agent fees and administrative service fees, (c) shareholder meeting expenses, (d) blue sky and SEC registration fees and (e) any other incremental expenses subsequently identified that should be allocated to one class which shall be approved by a vote of that Fund's Board of Directors, Trustees or Managing General Partners(the "Directors"). Expenses identified in Items (c) through (e) may involve issues relating either to a specific class or to the entire Fund; such expenses constitute Class Expenses only when they are attributable to a specific class. Because Class Expenses may be accrued at different rates for each class of a single Fund, dividends distributable to shareholders and net asset values per share may differ for shares of different classes of the same Fund.

(2) shall have exclusive voting rights on any matters that relate solely to that class's arrangements, including without limitation voting with respect to a 12b-1 Plan for that class;

(3) shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class;

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(4) may have a different arrangement for shareholder services, including different sales charges, sales charge waivers, purchase and redemption features, exchange privileges, loan privileges, the availability of certificated shares and/or conversion features; and

(5) shall have in all other respects the same rights and obligations as each other class.

3. ALLOCATIONS OF INCOME, CAPITAL GAINS AND LOSSES AND EXPENSES. The methodologies and procedures for allocating expenses, as set forth in "Methodology for Net Asset Value (NAV) and Dividend and Distribution Determinations for Oppenheimer Funds with Multiple Classes of Shares" are re-approved. Income, realized and unrealized capital gains and losses, and expenses of each Fund other than Class Expenses allocated to a particular class shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of that Fund, except as follows: For Funds operating under 1940 Act Rule 2a-7, such allocations shall be made on the basis of relative net assets (settled shares) [net assets valued in accordance with generally accepted accounting principles but excluding the value of subscriptions receivable] in relation to the net assets of that Fund.

4. EXPENSE WAIVERS AND REIMBURSEMENTS. From time to time the Advisor may voluntarily undertake to (i) waive any portion of the management fee charged to a Fund, and/or (ii) reimburse any

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portion of the expenses of a Fund or of one or more of its classes, but is not required to do so or to continue to do so for any period of time. The quarterly report by the Advisor to the Directors of Fund expense reimbursements shall disclose any reimbursements that are not equal for all classes of the same Fund.

5. CONVERSIONS OF SHARES. Any Fund may offer a conversion feature whereby shares of one class ("Purchase Class Shares") will convert automatically to shares of another class ("Target Class Shares") of that Fund, after being held for a requisite period ("Matured Purchase Class Shares"), pursuant to the terms and conditions of that Fund's Prospectus and/or Statement of Additional Information. Upon conversion of Matured Purchase Class Shares, all Purchase Class Shares of that Fund acquired by reinvestment of dividends or distributions of such Matured Purchase Class Shares shall also be converted at that time. Purchase Class Shares will convert into Target Class Shares of that Fund on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge. The conversion feature shall be offered for so long as (i) the expenses to which Target Class Shares of a Fund are subject, including payments authorized under that Fund's Target Class 12b-1 plan, are not higher than the expenses of Purchase Class Shares of that Fund, including payments authorized under that Fund's Purchase Class 12b-1 plan;
(ii) there continues to be

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available a ruling from the Internal Revenue Service, or of an opinion of counsel or of an opinion of an auditing firm serving as tax adviser, to the effect that the conversion of Purchase Class Shares to Target Class Shares does not constitute a taxable event for the holder; and (iii) if the amount of expenses to which Target Class Shares of a Fund are subject, including payments authorized under that Fund's Target Class 12b-1 plan, is increased materially without approval ofthe shareholders of Purchase Class Shares of that Fund, that Fund will establish a new class of shares ("New Target Class Shares") and shall take such other action as is necessary to provide that existing Purchase Class Shares are exchanged or converted into New Target Class Shares, identical in all material respects to Target Class Shares as they existed prior to implementation of the proposal to increase expenses, no later than the date such shares previously were scheduled to convert into Target Class Shares.

6. DISCLOSURE. The classes of shares to be offered by each Fund, and the initial, asset-based or contingent deferred sales charges and other material distribution arrangements with respect to such classes, shall be disclosed in the prospectus and/or statement of additional information used to offer that class of shares. Such prospectus or statement of additional information shall be supplemented or amended to reflect any change(s) in classes of shares to be offered or in the material distribution arrangements with respect to such classes.

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7.   INDEPENDENT AUDIT. The methodology and procedures for calculating the net asset value, dividends and distributions of each class shall be reviewed by an independent auditing firm (the "Expert"). At least annually, the Expert, or an appropriate substitute expert, will render a report to the Funds on policies and procedures placed in operation and tests of operating effectiveness as defined and described in SAS 70 of the AICPA.

8. OFFERS AND SALES OF SHARES. The Distributor will maintain compliance standards as to when each class of shares may appropriately be sold to particular investors, and will require all persons selling shares of the Funds to agree to conform to such standards.

9. RULE 12b-1 PAYMENTS. The Treasurer of each Fund shall provide to the Directors of that Fund, and the Directors shall review, at least quarterly, the written report required by that Fund's 12b-1 Plan, if any. The report shall include information on (i) the amounts expended pursuant tothe 12b-1 Plan, (ii) the purposes for which such expenditures were made and (iii) the amount of the Distributor's unreimbursed distribution costs (if recovery of such costs in future periods is permitted by that 12b- 1 Plan), taking into account 12b-1 Plan payments and contingent deferred sales charges paid to the Distributor.

10. CONFLICTS. On an ongoing basis, the Directors of the Funds, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Funds for the existence of any

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material conflicts among the interests of the classes. The Advisor and the
Distributor will be responsible for reporting any potential or existing conflicts to the Directors. In the event a conflict arises, the Directors shall take such action as they deem appropriate.

11. EFFECTIVENESS AND AMENDMENT. This Plan takes effect for each Fund as of the date of adoption shown below for that Fund, whereupon the Funds are released from the terms and conditions contained in their respective exemptive applications pursuant to which orders were issued exempting the respective Funds from the provisions of Sections 2(a)(32), 2(a)(35), 18(f), 18(g), 18(i), 22(c)
and 22(d) of the 1940 Act and Rule 22c-1 thereunder, or from their respective previous multiple class plan.(1) This Plan has been approved by a majority vote of the Board of each Fund and of each Fund's Board members who are not "interested persons" (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreements





 _________________
(1) Oppenheimer Management Corp. ET AL., Release IC-19821, 10/28/93 (notice) and Release IC-19894, 11/23/93 (order), and Quest for Value Fund, Inc. ET AL., Release IC-19605, 7/30/93 (notice) and Release IC-19656, 8/25/93 (order);
Rochester Funds Multiple Class Plan; Connecticut Mutual Funds Multiple Class
Plan.

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relating to the Plan (the "Independent Trustees") of each Fund at meetings called for (i) the Denver Oppenheimer Funds listed on Exhibit A on October 24, 1995, (ii) the New York Oppenheimer Funds listed on Exhibit A on October 5, 1995, (iii) the Quest Oppenheimer Funds listed on Exhibit A on November 28, 1995, (iv) the Rochester Oppenheimer Funds listed on Exhibit A on January 10, 1996, and (v) the Connecticut Mutual Oppenheimer Funds listed in Exhibit A on February 26, 1996, in each case for the purpose of voting on this Plan. Prior to that vote, (i) each Board was furnished by the methodology used for net asset value and dividend and distribution determinations for the Funds, and (ii) a majority of each Board and its Independent Trustees determined that the Plan as proposed to be adopted, including the expense allocation, is in the best interests of each Fund as a whole and to each class of each Fund individually. Prior to any material amendment to the Plan, each Board shall request and evaluate, and OFDI shall furnish, such information as may be reasonably necessary to evaluate such amendment, and a majority of each Board and its Independent Trustees shall find that the Plan as proposed to be amended, including the expense allocation, is in the best interest of each class, each Fund as a whole and each class of each Fund individually.

12. DISCLAIMER OF SHAREHOLDER AND TRUSTEE LIABILITY. The Distributor understands that the obligations under this Plan of each Fund that is organized as a Massachusetts business trust are

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not binding upon any Trustee or shareholder of such Fund personally, but bind only that Fund and the Fund's property. The Distributor represents that it has notice of the provisions of the Declarations of Trust of such Funds disclaiming shareholder and Trustee liability for acts or obligations of the Funds.







Adopted by the Boards of the Denver Oppenheimer Funds on October 24, 1995.

                                         /s/ Andrew J. Donohue
                                        ---------------------------------
                                        Andrew J. Donohue, Vice President
                                        Denver Oppenheimer Funds


Adopted by the Boards of the New York Oppenheimer Funds on October 5, 1995.

                                        /s/ Andrew J. Donohue
                                        ---------------------------------
                                        Andrew J. Donohue, Secretary
                                        New York Oppenheimer Funds


Adopted by the Boards of the Quest Oppenheimer Funds  on  November 28, 1995.

                                        /s/ Andrew J. Donohue
                                        ---------------------------------
                                        Andrew J. Donohue, Secretary
                                        Quest Oppenheimer Funds

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Adopted by the Boards of the Rochester Oppenheimer Funds on January 10,
1996.

                                        /s/ Andrew J. Donohue
                                        ---------------------------------
                                        Andrew J. Donohue, Secretary
                                        Rochester Oppenheimer Funds


Adopted by the Board of the Connecticut Mutual Oppenheimer Funds on
February 26, 1996.
                                        /s/ Andrew J. Donohue
                                        ---------------------------------
                                        Andrew J. Donohue, Secretary
                                        Connecticut Mutual Oppenheimer Funds

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                                                                       EXHIBIT A

1.   DENVER OPPENHEIMER FUNDS
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Equity Income Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Integrity Funds (consisting of the following 2 series):
                    Oppenheimer Bond Fund
                    Oppenheimer Value Stock Fund
Oppenheimer High Yield Fund
Oppenheimer Main Street Funds, Inc.
          (consisting of the following 2 series):
                    Oppenheimer Main Street Income & Growth Fund
                    Oppenheimer Main Street California Tax-Exempt Fund Oppenheimer Strategic Funds Trust
          (consisting of the following series):
                    Oppenheimer Strategic Income Fund
                    Oppenheimer Strategic Income & Growth Fund
Oppenheimer Tax-Exempt Fund
          (consisting of the following 2 series):
                    Oppenheimer Insured Tax-Exempt Fund
                    Oppenheimer Intermediate Tax-Exempt Fund
Oppenheimer Total Return Fund, Inc.

2.   NEW YORK OPPENHEIMER FUNDS
Oppenheimer Asset Allocation Fund
Oppenheimer California Tax-Exempt Fund
Oppenheimer Discovery Fund
Oppenheimer Enterprise Fund
Oppenheimer Global Emerging Growth Fund
 Oppenheimer Global Fund
Oppenheimer Global Growth & Income Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer Fund
Oppenheimer International Equity Fund
Oppenheimer Multi-State Tax-Exempt Trust
          (consisting of the following 3 series):
                    Oppenheimer Florida Tax-Exempt Fund
                    Oppenheimer New Jersey Tax-Exempt Fund
                    Oppenheimer Pennsylvania Tax-Exempt Fund
Oppenheimer New York Tax-Exempt Fund
Oppenheimer Target Fund
Oppenheimer Tax-Free Bond Fund
Oppenheimer U.S. Government Trust

                                       A-1

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3.  QUEST OPPENHEIMER FUNDS
Oppenheimer Quest Value Fund, Inc.
Oppenheimer Quest for Value Funds
          (consisting of the following 4 series:)
                    Oppenheimer Quest Opportunity Value Fund
                    Oppenheimer Quest Small Cap Value Fund
                    Oppenheimer Quest Value Growth & Income Fund
                    Oppenheimer Quest Officers Value Fund
Oppenheimer Quest Global Value Fund, Inc.

4.   ROCHESTER OPPENHEIMER FUNDS
Rochester Fund Series - The Bond Fund For Growth
Rochester Fund Municipals
Rochester Portfolio Series - Limited Term New York
Municipal Fund

5.   CONNECTICUT MUTUAL OPPENHEIMER FUNDS
Oppenheimer Series Fund, Inc.
          (consisting of the following series:)
                    Oppenheimer Disciplined Allocation Fund
                    Oppenheimer Disciplined Growth Fund
                    Oppenheimer LifeSpan Growth Fund
                    Oppenheimer LifeSpan Balanced Fund
                    Oppenheimer LifeSpan Income Fund
                    Connecticut Mutual Income Account
                    Connecticut Mutual Government
                         Securities Account








                                       A-2